Exhibit 99.1

Spring Bank Pharmaceuticals Announces Special Dividend of Contingent Value Rights

HOPKINTON, MA, Nov. 6, 2020 – Spring Bank Pharmaceuticals, Inc. (Nasdaq: SBPH) (“Spring Bank”), a clinical-stage biopharmaceutical company developing novel therapeutics for oncology and inflammatory diseases, today announced that its board of directors intends, subject to the receipt of stockholder approval of the Exchange (as defined below) and the reverse stock split, to declare a one-time special dividend on each outstanding share of Spring Bank’s common stock, payable on a post-reverse stock split basis following the reverse stock split, in the form of contractual rights to receive, (x) one contingent value right (“STING Agonist CVR”) entitling the holder of each such post-split share of common stock to receive, in connection with certain potential future transactions involving Spring Bank’s proprietary STimulator of INterferon Genes (STING) agonist compound designated as SB 11285 occurring on or prior to the STING Agonist CVR Expiration Date (as defined below) that result in certain payments as described below and (y) one contingent value right (“STING Antagonist CVR” and, together with the STING Agonist CVR, the “CVRs”) entitling the holder of each such post-split share of common stock to receive, in connection with the execution of a potential development agreement and certain other transactions involving Spring Bank’s proprietary STING antagonist compound occurring on or prior to the STING Antagonist CVR Expiration Date (as defined below) certain payments as described below.

The record date for the special dividend is expected to be November 19, 2020 and the special dividend is expected to be payable immediately prior to the closing of Spring Bank’s proposed combination (the “Exchange”) with F-star Therapeutics Limited (“F-star”), which is currently expected to be consummated on November 20, 2020, subject to the receipt of stockholder approval and the satisfaction of other conditions to closing (the “Closing”). There can be no assurance that holders of the CVRs will receive any payments in respect of the CVRs.

Pursuant to the terms of a STING Agonist Contingent Value Rights Agreement (the “STING Agonist CVR Agreement”), expected to be entered into among Spring Bank, F-star, Martin Driscoll, as the representative of the Spring Bank stockholders prior to the Closing, and Computershare Trust Company N.A., as the Rights Agent, the STING Agonist CVR will entitle holders of Spring Bank common stock immediately prior to the Closing to receive, in connection with certain transactions involving Spring Bank’s proprietary STimulator of INterferon Genes (STING) agonist compound designated as SB 11285 occurring on or prior to the STING Agonist CVR Expiration Date (as defined below) that result in aggregate Net Proceeds (as defined in the STING Agonist CVR Agreement) at least equal to the Target Payment Amount (as defined below): an aggregate amount equal to the greater of (i) 25% of the Net Proceeds received from all CVR Transactions (as defined in the STING Agonist CVR Agreement) and (ii) an aggregate amount equal to the product of $1.00 and the total number of shares of Spring Bank common stock outstanding as of such record date (not to exceed an aggregate amount of $18.0 million) (the “Target Payment Amount”).

The CVR payment obligations expire on the later of 18 months following the Closing or the one-year anniversary of the date of the final database lock of Spring Bank’s current STING Trial (as defined in the STING Agonist CVR Agreement) (the “STING Agonist CVR Expiration Date”). The STING Agonist CVRs will not be transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the Securities and Exchange Commission (the “SEC”) or listed for trading on any exchange. Until the STING Agonist CVR Expiration Date, subject to certain exceptions, F-star will be required to use commercially reasonable efforts to (a) complete the STING Trial and (b) pursue CVR Transactions. Unless terminated earlier in accordance with its terms, the STING Agonist CVR Agreement will be effective upon the Closing and will continue in effect until the payment of all CVR payment amounts payable pursuant to its terms.

Pursuant to the terms of a STING Antagonist Contingent Value Rights Agreement (the “STING Antagonist CVR Agreement”), expected to be entered into among Spring Bank, F-star, Martin Driscoll, as the representative of the Spring Bank stockholders prior to the Closing, and Computershare Trust Company N.A., as the Rights Agent, the STING Antagonist CVR will entitle holders of Spring Bank common stock immediately prior to the Closing to receive, in connection with the execution of a potential development agreement (the “Approved Development Agreement”) and certain other transactions involving Spring Bank’s proprietary STING antagonist compound occurring on or prior to the STING Antagonist CVR Expiration Date (as defined below) an aggregate amount equal to: 80% of all Net Proceeds (as defined in the STING Antagonist CVR Agreement) received by Spring Bank after the Closing pursuant to (i) the Approved Development Agreement, which Spring Bank no longer anticipates it will enter into, and (ii) all CVR Transactions (as defined in the STING Antagonist CVR Agreement) entered into prior to the STING Antagonist CVR Expiration Date (as defined below).

The CVR payment obligations expire on the seventh anniversary of the Closing (the “STING Antagonist CVR Expiration Date”). The STING Antagonist CVRs will not be transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the SEC or listed for trading on any exchange. Until the STING Antagonist CVR Expiration Date, subject to certain exceptions, F-star will be required to use commercially reasonable efforts to (a) consummate the Approved Development Agreement to the extent not entered into prior to Closing, (b) to perform the terms of the Approved Development Agreement and (c) pursue CVR Transactions. Spring Bank no longer anticipates that it will enter into the Approved Development Agreement.  Unless terminated earlier in accordance with its terms, the STING Antagonist CVR Agreement will be effective upon the Closing and will continue in effect until the payment of all CVR payment amounts payable pursuant to its terms.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Spring Bank, F-star, the proposed Exchange, the board of directors’ intention to declare the dividend of the CVRs, the receipt of stockholder approval and the satisfaction of applicable closing conditions, the effectiveness of the reverse stock split, the issuance of the CVRs and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Spring Bank or F-star as well as assumptions made by, and information currently available to, management of Spring Bank and F-star. Statements that are not historical facts are forward-looking statements. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed Exchange are not satisfied, including the failure to obtain stockholder approval for the proposed Exchange in a timely manner or at all; uncertainties as to the timing of the completion of the proposed Exchange; the ability of each of Spring Bank and F-star to complete the Exchange and other transactions contemplated thereby; the risk that the conditions to payment under the CVRs will be not be met and that the CVRs may otherwise never deliver any value to Spring Bank stockholders; and risks associated with the possible failure to realize certain anticipated benefits of the proposed Exchange, including with respect to future financial and operating results. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Spring Bank’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Spring Bank can give no assurance that the conditions to the Exchange will be satisfied. Except as required by applicable law, Spring Bank undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Filed with the SEC

In connection with the proposed Exchange, Spring Bank has filed relevant materials with the SEC, including a registration statement on Form S-4 that contains a proxy statement/prospectus/information statement. INVESTORS AND STOCKHOLDERS OF SPRING BANK ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPRING BANK, F-STAR, THE EXCHANGE AND RELATED MATTERS. Investors and stockholders may obtain free copies of the proxy statement, prospectus and other documents filed by Spring Bank with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the proxy statement, prospectus and other documents filed by Spring Bank with the SEC by contacting Spring Bank by mail at Spring Bank Pharmaceuticals, Inc., 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts 01748, Attention: Corporate Secretary. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials before making any voting or investment decision with respect to the Exchange.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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